EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-253115 on Form S-8 of our report dated March 25, 2021, relating to the financial statements of Cure TopCo, LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP
Stamford, CT
March 25, 2021